UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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AMERICAN POWER CONVERSION CORPORATION

(Name of Registrant as Specified In Its Charter)

SCHNEIDER ELECTRIC SA

(Name of Person Filing Proxy Statement, if other than the Registrant)

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VIDEO PRESENTATION BY JEAN-PASCAL TRICOIRE

Hi, my name is Jean-Pascal Tricoire. I am the CEO of Schneider Electric. I am talking to you over the weekend because Rob Johnson, your CEO and myself thought it was necessary to do so. Because we just signed an agreement, which is planning to merge APC together with Schneider Electric in the next coming six months.

I have to tell you, I am extremely thrilled to be writing with you a new chapter in this history of APC, as well as a new chapter in this area of Schneider Electric. You guys are leading the space of UPS and the space of critical power. We are very focused on leading the space of electrical distribution and building automation. By combining our forces, we have the unique opportunity to build complete solutions, complete proposals for the people who need critical power.

Let me tell you a few words about Schneider Electric because while some of you might not know our company. Our company is a very global company. We sell in 190 countries where our biggest market actually is the U.S. where you might know the brand of Square D, for instance, which is our reference brand. We also operate in your space with a company called MGE UPS Systems, which I’m sure, I hope that we are sometimes we are competing. Well, our company this year will be invoicing more than 16 billion U.S., we have 100,000 employees in the world and having talked quite a lot of time over the past month with your management, I really think we share a lot of key values: passion for customers, commitment to innovation, global mindset and the deep belief that people are the only one that makes the difference between companies. People are the one making the difference.

Well, I believe also that this merger is also very good news for the employees of APC. It opens more possibilities, more potential to their career in a wider and even more global environment. I want to tell you also that we, at Schneider Electric, the management and every people that face you in the market have a great respect for the tremendous strengths and the fantastic image of APC in front of its customers. And we are very proud today, to be contemplating the possibility that you will join our group in the middle of other entities who are also the reference of the market. What we want to build here is a reference sector of the market, combining forces of MGE UPS Systems and APC and backing it with all the capacities of Schneider Electric. What we want to realize, what we want to accomplish, is an APC on steroids, an APC which is stronger, which is more capable, more global and totally capable of delivering complex solutions to its customers.

Obviously, the process will take some time. We are just at the beginning of the process. We’ve got to go through the regulatory approvals; we’ve got to go through the vote of the present shareholders of APC for them to approve the operations. Until this is done, which should be probably around the end of the first quarter 2007, we are two independent companies. And we totally, on my side, I totally trust the management — the new management of APC, Rob and his team — to be driving the operation until the merger as an independent and autonomous companies. And well, you have certainly many questions and we’re going to answer them all. The fact is that today we cannot answer them all. Your managers have received kits of presentation of Schneider Electric with a lot of elements about our company with a lot elements about the rationale of this merger, the reasons why we are very enthusiastic about this merger. I’m sure you’re going to get quite a lot of answers talking with your managers. In the meantime, I guess I will deliver the same message to you as I deliver to my teams at Schneider Electric. First, that I am very proud to have such brilliant teams with me. And second thing one only message, let’s stay focused on business, as usual, let’s stay focused on customers and see you as soon as possible.

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Additional Information Relating to the Merger and Where to Find It

APC will file a proxy statement with the U.S. Securities and Exchange Commission (SEC) in connection with the proposed transaction. Investors and security holders are urged to read the proxy statement regarding the proposed transaction referred to in this communication, when it becomes available, because it will contain important information. Investors and security holders may obtain a free copy of the proxy statement (when it is available) and other documents filed by APC with the SEC at the SEC’s website at www.sec.gov. The proxy statement (when it is available) and these other documents may also be obtained for free from APC by directing a request to American Power Conversion Corporation, 132 Fairgrounds Road, West Kingston, Rhode Island 02892, Attention: Investor Relations (telephone 401-789-5735), or from APC’s website at www.apcc.com. APC, Schneider Electric and their respective directors, executive officers and other employees may be deemed to be participating in the solicitation of proxies from APC shareholders in connection with the approval of the proposed transaction. Information about APC’s directors and executive officers is available in APC’s proxy statement, dated April 19, 2006, for its 2006 annual meeting of shareholders. Information about Schneider Electric’s directors and executive officers is available from its 2005 Annual Report, which can be obtained for free from its website at www.schneider-electric.com, and will also be available in a Schedule 13D to be filed by Schneider Electric with the SEC. Additional information about the interests of potential participants will be included in the proxy statement APC will file with the SEC.

Forward-looking statements

This document may contain forward-looking statements. Various known and unknown risks, uncertainties and other factors could lead to material differences between the actual future results, financial situation, development or performance of Schneider Electric or American Power Conversion and the estimates given here. These factors include the inability to obtain necessary regulatory approvals on anticipated terms; the inability to integrate successfully American Power Conversion within Schneider Electric or to realize synergies from such integration; costs related to the acquisition of American Power Conversion; the economic environment of the industries in which Schneider Electric and American Power Conversion operate; and other risk factors discussed in Schneider Electric’s public reports registered with Autorité des Marchés Financiers and in American Power Conversion’s public reports filed with the SEC (including American Power Conversion’s Annual Report on Form 10-K). Schneider Electric assumes no liability whatsoever to update these forward-looking statements or to conform them to future events or developments.